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                                                                    Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Fieldcrest Cannon, Inc. for the registration of 1,500,000 shares of its $3.00 Series A Convertible Preferred Stock and 2,564,100 shares of its Common Stock and to the incorporation by reference therein of our report dated January 29, 1993, except as to Note 12, as to which the date is August 18, 1993, with respect to the consolidated financial statements of Fieldcrest Cannon, Inc. included in its Definitive Consent Statement on
Schedule 14A dated November 4, 1993 and of our report dated
March 19, 1993, with respect to the financial statement schedules of Fieldcrest Cannon, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1992, both filed with the Securities and Exchange Commission.





Greensboro, North Carolina
February 14, 1994